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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NuVasive, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Of Annual Meeting Of Stockholders

To Be Held July 27, 2005

        The Annual Meeting of Stockholders of NuVasive, Inc. (the "Company") will be held on July 27, 2005 at 8:00 AM local time at NuVasive Corporate offices located at 4545 Towne Centre Court, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

        1.    To elect two Class I directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

        2.    To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

        3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on May 30, 2005 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS
Alexis V. Lukianov Chief Executive Officer and Chairman of the Board

San Diego, California
May 2, 2005

YOUR VOTE IS IMPORTANT!

        ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

NuVasive, Inc.
4545 Towne Centre Court
San Diego, CA 92121
(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 27, 2005

GENERAL

        NuVasive, Inc. (the "Company") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 27, 2005, at 8:00 AM local time, at NuVasive Corporate offices located at 4545 Towne Centre Court, San Diego, California 92121, and at any adjournments or postponements thereof (the "Annual Meeting"). These materials will be mailed to stockholders on or about June 8, 2005.

OUTSTANDING SECURITIES AND QUORUM

        Only holders of the Company's common stock as of the close of business on May 30, 2005 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. Stockholders who hold shares of the Company in "street name" may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of March 31, 2005, there were 24,037,587 shares of common stock outstanding.

        A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

PROXY VOTING

        Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement and for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

        Under Delaware law and the Company's Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "Withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

        For shares held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

REVOCATION OF PROXY

        A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4545 Towne Centre Court, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

SOLICITATION AND COSTS

        The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

        The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Jack R. Blair	62	Audit Committee and Nominating and Corporate Governance Committee (Chairperson)	2007
James C. Blair, Ph.D.	65	Compensation Committee (Chairperson) and Nominating and Corporate Governance Committee	2007
Peter C. Farrell, Ph.D., AM	62	Nominating and Corporate Governance Committee	2006
Lesley H. Howe	60	Audit Committee (Chairperson)	2006
Robert J. Hunt	56	Audit Committee	2005
Joseph S. Lacob	49	Compensation Committee and Nominating and Corporate Governance Committee	2005
Alexis V. Lukianov	49	Chairman of the Board and Chief Executive Officer	2007
Arda M. Minocherhomjee, Ph.D.	51	Compensation Committee	2005

        At the Annual Meeting, the stockholders will vote on the election of Arda M. Minocherhomjee, Ph. D. and Robert J. Hunt as Class I directors to serve for a three-year term until the annual meeting of stockholders in 2008 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Joseph S. Lacob has not been nominated to stand for re-election in 2005 and no candidates have been nominated to replace Mr. Lacob on the Board. Any proxy granted with respect to the Annual Meeting cannot be voted on for greater than two nominees.

NOMINEES AND CONTINUING DIRECTORS

        The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Jack R. Blair

        Jack R. Blair has been a member of our board of directors since August 2001. From 1980 until his retirement in 1998, Mr. Blair served in various capacities with Smith & Nephew, Inc. and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations from 1986 to 1998. From 1982 to 1986, he held the position of President of Richards Medical Company. Mr. Blair currently serves as chairman of the board of directors of dj Orthopedics, Inc., a medical device company, and as chairman of the board of directors of SCB Computer Technology, Inc., a provider of information technology consulting, outsourcing, and staffing services. He holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles.

James C. Blair, Ph.D.

        James C. Blair, Ph.D. has served as a member of our board of directors since December 1999. Since 1985, he has served as a general partner and managing member of Domain Associates, L.L.C., a venture capital management company focused on life sciences. Dr. Blair also serves on the board of directors of Pharmion Corporation, as well as several privately held healthcare companies. Dr. Blair currently serves as an advisor to the Department of Molecular Biology at Princeton University and an advisor to the Department of Bioengineering at the University of Pennsylvania. He received a B.S.E. degree from Princeton University and an M.S.E. and Ph.D. in Electronic Engineering from the University of Pennsylvania.

Peter C. Farrell, Ph.D., AM

        Peter C. Farrell, Ph.D., AM, has served as a director since January 2005. Dr. Farrell is founding Chairman and Chief Executive Officer of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine.

Lesley H. Howe

        Lesley H. Howe has been a member of our board of directors since February 2004. Mr. Howe has over 35 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to present, he has served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based Internet marketing and promotions company. From 1997 to December 2001, Mr. Howe was an independent financial and business consultant advising clients on acquisition due diligence and negotiation strategies, as well as financing strategies. From 1974 to 1997, he was an audit partner of KPMG Peat Marwick LLP, an international accounting and auditing firm, and had been employed by KPMG since 1967. He served as area managing partner/managing partner of the Los Angeles office of KPMG from 1994 to 1997. Mr. Howe currently serves on the board of directors of P.F. Chang's China Bistro, Inc., an owner and operator of restaurants, and dj Orthopedics, Inc., a medical device company. Mr. Howe received a B.S. in business administration from the University of Arkansas.

Robert J. Hunt

        Robert J. Hunt has served as a director since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc. for eight years, serving as Executive Vice President and Chief Financial Officer and Director prior to his retirement in 2002. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant.

Alexis V. Lukianov

        Alexis V. Lukianov has served as our President, Chief Executive Officer, and as one of our directors since July 1999, and as Chairman of our board of directors since February 2004. Mr. Lukianov has over 20 years of experience in the orthopedic industry with 15 years in senior management. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company.

From January 1990 to October 1995, Mr. Lukianov held various positions with Sofamor Danek, Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine, and a subsidiary of Medtronic, Inc., a publicly traded medical technology company, and various of its predecessor entities, including as their Vice President, Marketing, Senior Vice President, Sales and Marketing, Executive Vice President, Global Corporate Development and President.

Arda M Minocherhomjee, Ph.D.

        Arda M. Minocherhomjee, Ph.D. has served as a member of our board of directors since May 2001. Dr. Minocherhomjee has served as a partner of Chicago Growth Partners, a private equity fund, since September 2004. Since February 1992, he has served in various capacities for William Blair & Company, L.L.C., including, most recently, as a Principal. Dr. Minocherhomjee is also on the board of directors of Favrille, Inc. and Inhibitex, Inc., publicly-held biopharmaceutical companies, as well as several privately-held pharmaceutical and medical device companies. Dr. Minocherhomjee received an M.S. in Pharmacology from the University of Toronto, a Ph.D. and M.B.A. from University of British Columbia, and was a post-doctoral fellow in pharmacology at University of Washington Medical School. William Blair & Company was one of the underwriters of this offering.

        There are no family relationships among any of the Company's directors or executive officers.

DIRECTOR NOMINATION

        Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board of Directors (the "Board"), the Nominating/corporate Governance Committee (the "Nominating Committee") considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, and that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market (including that at least one of them qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        Stockholder Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for Annual Meeting to be held in 2006" below.

        Process for Identifying and Evaluating Nominees.    The Nominating Committee believes the company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

        The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

        Board Nominees for the 2005 Annual Meeting.    Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

DIRECTOR COMPENSATION

        Non-employee directors receive a director fee from the Company for their services as members of the Board and any committee of the Board. The table below sets forth the annual and per meeting cash compensation amounts for Board and Board committee service of non-employee directors. Directors are also reimbursed for reasonable expenses in connection with attending Board and committee meetings.

Board or Committee	Annual Retainer	Per Meeting Compensation
Board of Directors	$25,000 to the Board Chairperson. $15,000 to each other director	$3,000 for the Chairperson $1,500 for other directors $500 per meeting for all directors (in lieu of above amounts) for telephonic participation
Audit Committee	$20,000 to the Committee Chairperson $10,000 to each other committee member	$2,000 for each member (including Committee Chairperson)
Compensation Committee	Not Applicable	$1,000 for each member (including Committee Chairperson)
Nominating & Corporate Governance Committee	Not Applicable	$1,000 for each member (including Committee Chairperson)

        None of the above-referenced compensation is paid to any director who is also an employee of the Company.

        In February 2004, we granted a non-statutory option to purchase 24,000 shares of the Company's common stock at an exercise price of $10.75 per share to each of the following non-employee directors (each, a "Director Option"): Jack R. Blair, James C. Blair, Ph.D., Lesley H. Howe, Joseph S. Lacob and Arda M. Minocherhomjee, Ph.D. The Company's 2004 Equity Incentive Plan, or the 2004 Plan, provides for an automatic grant of an option to purchase 24,000 shares of the Company's common stock (the "Initial Option") to each non-employee director who first becomes a non-employee director after May 12, 2004. The 2004 Plan also provides for an automatic annual grant of an option to purchase 6,000 shares of our common stock (the "Annual Option") to each non-employee director within 30 days after the date of each annual meeting of stockholders that occurs on or after May 12, 2004. However, a non-employee director granted an Initial Option on, or within a period of six months prior to, the date of the annual meeting of stockholders will not be granted an Annual Option with respect to that annual stockholders' meeting.

        Each Director Option, Initial Option and Annual Option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. Each Initial Option and Director Option will vest in 48 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or a consultant to, the Company. However, in the event of retirement of a non-employee director during the vesting period of his or her Director Option or Initial Option, the Director Option or Initial Option shall automatically vest on an accelerated basis to the extent it would have vested if the non-employee director had remained a director of, or consultant to, the Company through the end of the calendar year in which he or she retired. The remaining unvested shares, if any, will be forfeited and returned to the 2004 Plan. The Annual Option will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or consultant to, the Company. All automatic non-employee director options granted under the 2004 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director's termination of service, except in the case of death, in which event the director's estate shall have one year from the date of death to exercise the option. In no event, however, shall any option granted to a director be exercisable later than the expiration of the option's term. In the even of the Company's merger with another corporation or another change of control, all automatic non-employee director options will become fully vested and exercisable.

BOARD MEETINGS AND COMMITTEES

        The Board met six times during fiscal 2004. The Audit Committee met five times. The Compensation Committee met four times and action was taken via unanimous written consent once. The Nominating Committee met three times during fiscal 2004. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit, Compensation or Nominating Committee attended at least 75% of the committee meetings with the exception of Joseph Lacob, who attended 67% of the Nominating Committee meetings.

        The Board has determined that the following directors are "independent" under current Nasdaq Stock Market ("Nasdaq") listing standards:

    Jack R. Blair
    James C. Blair, Ph.D.
    Peter C. Farrell, PhD, AM
    Lesley H. Howe
    Robert J. Hunt
    Joseph S. Lacob
    Arda M. Minocherhomjee, Ph.D.

        The Board of Directors has standing audit, compensation and nominating/corporate governance committees.

        Audit Committee.    The Audit Committee currently consists of Lesley H. Howe (chairperson), Jack R. Blair and Robert J. Hunt. The Board has determined that all members of the Audit Committee are independent directors under the Nasdaq listing standards and each of them is able to read and understand fundamental financial statements. The Board has determined that Lesley H. Howe qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and to address issues or complaints about our company raised by stockholders. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee is governed by a written charter approved by the Board, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee report is included in this Proxy Statement under the caption "Report of the Audit Committee."

        Compensation Committee.    The Compensation Committee currently consists of James C. Blair, Ph.D. (chairperson), Joseph S. Lacob and Arda M. Minocherhomjee, Ph.D. The Board has determined that all members of the Compensation Committee are independent directors under the Nasdaq listing standards. The Compensation Committee administers the Company's benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee report is included in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation."

        Nominating/Corporate Governance Committee.    The Nominating Committee currently consists of Jack R. Blair (chairperson), James C. Blair, Ph.D., Peter C. Farrell, Ph.D., AM and Joseph S. Lacob, each of whom the Board has determined is an independent director under the Nasdaq listing standards. The Nominating Committee's responsibilities include recommending to the Board of Directors nominees for possible election to the Board and providing oversight with respect to corporate governance. The Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix B.

COMMUNICATIONS WITH DIRECTORS

        Any stockholder who desires to contact any member of the Board or management can write to:

    NuVasive, Inc.
    Attn: Investor Relations
    4545 Towne Centre Court
    San Diego, CA 92121

    or send an e-mail to investorrelations@nuvasive.com.

        Your letter should indicate that you are a stockholder of the Company. Depending on the subject matter, our investor relations personnel will:

  •
  forward the communications to the director or directors to whom it is addressed;

  •
  forward the communications to the appropriate management personnel;

  •
  attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        The Company has a policy of encouraging all directors to attend the annual stockholder meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee is currently an officer or employee of the Company. There is no interlocking relationship between any of our executive officers and our Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand, nor has any such interlocking relationship existed in the past.

CODE OF ETHICS

        The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Section 2 of the Company's Code of Conduct posted on the Company's website at www.nuvasive.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding ownership of the our common stock as of March 31, 2005 (or such other date as provided below) based on information available to us and filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company's Chief Executive Officer and each other executive officer and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Five Percent Stockholders
William Blair Capital Partners VII QP, L.P.(3) 222 West Adams Street Chicago, IL 60606	2,833,880	11.8%
Caisse de dépôt et placement du Québec Place CDP CAP 1000 J Riopelle Montreal, Quebec Canada H2Z 2B3	2,024,941	8.4%
Kleiner Perkins Caufield & Byers VIII, L.P.(4) 2750 Sand Hill Road Menlo Park, CA 94025	1,859,581	7.7%
Domain Partners IV, L.P.(5) One Palmer Square Princeton, NJ 08542	1,821,659	7.6%
Directors and Officers
Alexis V. Lukianov(6)	982,541	4.1%
Keith Valentine(7)	336,745	1.4%
Patrick Miles(8)	237,949	1.0%
Kevin C. O'Boyle(9)	249,250	1.0%
Jonathan Spangler(10)	86,438	*
James J. Skinner(11)	158,000	*
G. Bryan Cornwall, Ph. D.(12)	80,500	*
Joseph S. Lacob(4)	1,859,581	7.7%
Jack R. Blair(13)	53,490	*
James C. Blair, Ph.D.(5)	1,821,659	7.6%
Arda M. Minocherhomjee, Ph.D.(3)	2,833,880	11.8%
Lesley H. Howe(14)	33,000	*
Peter C. Farrell, PhD, AM(15)	17,500	*
Robert J. Hunt(16)	19,500	*
All directors and executive officers as a group (14 persons)(17)	8,770,033	36.5%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Unless otherwise indicated, the address of each of the named individuals is c/o NuVasive, Inc., 4545 Towne Centre Court, San Diego, CA 92121.

(2)
Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 31, 2005 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)
Based upon a Schedule 13G/A dated March 31, 2005 containing information as of December 31, 2004, includes 2,692,125 shares beneficially owned by William Blair Capital Partners QP, L.P. and 103,755 shares beneficially owned by William Blair Capital Partners, L.P. In addition, the number of shares reported in the table includes 8,000 shares subject to an option currently exercisable beneficially owned by William Blair Capital Partners, L.L.C., and 30,000 shares subject to options currently exercisable beneficially owned by Dr. Minocherhomjee. William Blair Capital Management VII, L.L.C. and William Blair Capital Management VII, L.P. are general partners of William Blair Capital Partners QP, L.P. and William Blair Capital Partners, L.P. By virtue of being members of the Board of Managers of William Blair Capital Management VII, L.L.C. and William Blair Capital Management VII, L.P., Dr. Minocherhomjee, Timothy Burke, John Ettelson, Robert D. Blank, David G. Chandler, Timothy M. Murray and Robert Healy may be deemed to possess the right to vote, direct the vote, dispose or direct the disposition of the shares reported in this table, but they disclaim such beneficial ownership except to the extent of their proportionate pecuniary interests therein.

(4)
Based upon a Schedule 13G dated February 14, 2005 containing information as of December 31, 2004, includes 1,666,618 shares beneficially owned by Kleiner Perkins Caufield & Byers VIII, L.P., 96,627 shares beneficially owned by KPCB VIII Founders Fund, L.P., 35,211 shares beneficially owned by KPCB Life Sciences Zaibatsu Fund II, L.P. and 23,125 shares beneficially owned by Mr. Lacob. In addition, the number of shares reported in the table includes 38,000 shares subject to options currently exercisable, or exercisable within 60 days of March 31, 2005, beneficially owned by Mr. Lacob. KPCB VIII Associates, L.P. is the general partner of Kleiner Perkins Caufield & Byers VIII, L.P. and KPCB VIII Founders Fund, L.P. KPCB VII Associates, L.P. is the general partner of KPCB Life Sciences Zaibatsu Fund II, L.P. Mr. Lacob and the other general partners of KPCB VIII Associates, L.P. and KPCB VII Associates, L.P. may be deemed to have voting and dispositive power with respect to the shares beneficially owned by Kleiner Perkins Caufield & Byers VIII, L.P., KPCB VIII Founders Fund, L.P., and KPCB Life Sciences Zaibatsu Fund II, L.P., but disclaim beneficial ownership of these shares except to the extent of their proportionate pecuniary interests therein.

(5)
Based upon a Schedule 13G dated January 5, 2005 containing information as of December 31, 2004, includes 1,752,455 shares beneficially owned by Domain Partners IV. L.P., 31,204 shares beneficially owned by DP IV Associates, L.P., and 8,000 shares owned by Domain Associates, L.L.C. In addition, the number of shares reported in the table includes 30,000 shares subject to options currently exercisable, or exercisable within 60 days of March 31, 2005, beneficially owned by Dr. Blair. Dr. Blair and the other managing members of One Palmer Square Associates IV, L.L.C., the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P., may be deemed to have voting and dispositive power with respect to the shares beneficially owned by Domain Partners IV, L.P. and DP IV Associates, L.P., but disclaim beneficial ownership of these shares except to the extent of their proportionate pecuniary interests therein.

(6)
Includes 596,530 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(7)
Includes 127,500 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(8)
Includes 121,333 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(9)
Includes 205,917 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(10)
Includes 66,532 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(11)
Includes 158,000 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(12)
Includes 76,500 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(13)
Includes 52,000 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(14)
Includes 30,000 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(15)
Includes 17,500 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005.

(16)
Includes 17,500 shares subject to options currently exercisable, or exercisable within 60 days of March 31, 2005.

(17)
Includes 1,575,312 shares subject to options currently exercisable or exercisable within 60 days of March 31, 2005. See notes 3, 4 and 5 regarding shares attributed to Dr. Minocherhomjee, Mr. Lacob and Dr. Blair.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers and significant employees:

Name	Age	Position
Alexis V. Lukianov	49	Chief Executive Officer and Chairman of the Board
Keith Valentine	37	President
Kevin C. O'Boyle	49	Chief Financial Officer and Executive Vice President
Patrick Miles	39	Senior Vice President, Marketing
James J. Skinner	43	Vice President, Sales
G. Bryan Cornwall, Ph.D., P.Eng.	40	Vice President, Research and Development
Jonathan D. Spangler	37	Vice President and Chief Patent Counsel

        Alexis V. Lukianov has served as our Chief Executive Officer, and as one of our directors since July 1999, and as Chairman of our board of directors since February 2004. Mr. Lukianov has over 20 years of experience in the orthopedic industry with 15 years in senior management. From April 1996 to April 1997, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. From January 1990 to October 1995, Mr. Lukianov held various positions with Sofamor Danek, Inc., a developer and manufacturer of medical devices to treat disorders of the cranium and spine, and a subsidiary of Medtronic, Inc., a publicly traded medical technology company, and various of its predecessor entities, including as their Vice President, Marketing, Senior Vice President, Sales and Marketing, President and Executive Vice President, Global Corporate Development.

        Keith Valentine has served as our President since December 2004. Between January 2002 and December 2004 he served as our Executive Vice President. Prior to that, he served as our Vice President of Marketing from January 2001 to January 2002. From January 2000 to December 2000, Mr. Valentine served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was acquired by Smith & Nephew plc, also a medical device company, in 2002. From January 1992 to January 2000, Mr. Valentine served in various capacities at Medtronic Sofamor Danek, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

        Kevin C. O'Boyle has served as our Chief Financial Officer since January 2003 and our Executive Vice President since December 2004. From December 1996 to December 2002, Mr. O'Boyle served in various positions at ChromaVision Medical Systems, Inc., a publicly traded medical device firm specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. From December 1989 to November 1996, Mr. O'Boyle held various positions with Albert Fisher North America, Inc., a publicly traded international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O'Boyle is a CPA and received a B.S. in Accounting from the Rochester Institute of Technology and successfully completed the Executive Management Program at the University of California at Los Angeles, John E. Anderson Graduate Business School.

        Patrick Miles has served as our Senior Vice President, Marketing since December 2004. Prior to that he served as our Vice President, Marketing from January 2001 to December 2004. From April 2000 to January 2001, Mr. Miles served as Director of Marketing for ORATEC Interventions, Inc., a medical device company. From June 1997 to March 2000, he served as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek. Mr. Miles received a B.S. in Finance from Mercer University.

        James J. Skinner has served as our Vice President, Sales since January 2004. From August 2002 to December 2003, he served as Vice President of Sales for Surgicon, Inc., a medical device manufacturer. From November 2001 to July 2002, he served as Senior Director, Neurosurgery Applications at Stereotaxis, Inc., a medical technology company. From 1994 to April 2001, Mr. Skinner served in various capacities at Medtronic Sofamor Danek, including as a Regional Sales Director for Spinal Implants and Group Director of Sales of Surgical Navigation Technologies. Mr. Skinner received a B.S. in Biology from Northeastern Illinois University.

        G. Bryan Cornwall, Ph.D., P.Eng.    has served as our Vice President, Research and Development since January 2004. He also served in various capacities with us from April 1999 to February 2000, including as a Manger of Research and as a Project Engineer. Prior to re-joining us, from February 2000 to January 2004, Dr. Cornwall served in various capacities at MacroPore Biosurgery, Inc., a developer and manufacturer of medical devices and therapies, including as its Vice President of Research & Technology and as a Director of Research. From February 1998 to April 1999, Dr. Cornwall served as Senior Product Engineer at DePuy ACE, Inc., a designer and manufacturer of orthopedic trauma devices and a subsidiary of Johnson & Johnson Corporation, a manufacturer of healthcare and hygiene products. Dr. Cornwall received a B.S. in Mechanical Engineering, a Masters of Applied Science in Material Science and a Ph.D. in Mechanical Engineering specializing in Orthopaedic Biomechanics from Queen's University, Ontario, Canada.

        Jonathan D. Spangler has served as our Chief Patent Counsel since September 2001 and our Vice President since December 2004. From August 1999 to August 2001, he served as Chief Patent Counsel for A-Med Systems, Inc., a privately held medical technology company. From September 1997 to July 1999, Mr. Spangler practiced law at the law firm of Arnold White & Durkee, specializing in patent and trade secret litigation involving medical devices. From June 1995 to September 1997, Mr. Spangler practiced with the law firm of Haugen & Nikolai, specializing in patent prosecution involving medical devices. Mr. Spangler also worked at the U.S. Patent and Trademark Office as an entry level examiner. Mr. Spangler is licensed to practice law in the States of California and Minnesota and before the U.S. Patent and Trademark Office. Mr. Spangler received a B.S. degree in Biomedical Engineering from Marquette University and a J.D. from the University of Dayton School of Law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the following transactions:

Issuances of Options

        From January 1, 2004 through March 31, 2004, we granted options to purchase an aggregate of 2,142,128 shares of our common stock to our directors, executive officers and holders of more than 5% of our outstanding voting securities at a weighted average exercise price of $6.41 per share.

        The exercise price per share of underlying common stock for each of our options issued to such parties was equal to the fair market value per share of our common stock on the date of grant.

Forgiveness of Loans to Executive Officers

        In March 2004, immediately prior to the filing of a registration statement with respect to the initial public offering of the Company's common stock, we forgave loans in the aggregate amount of $376,759.50 made to certain of our executive officers, including our Chief Executive Officer, President and Senior Vice President, Marketing. Such loans were evidenced by full recourse promissory notes, bore interest at a fixed annual rate of 6.0%, with interest compounded annually, and were secured by a pledge of the shares of our common stock purchased pursuant to stock pledge agreements between us and the officers executed in July 2002.

        Pursuant to a bonus agreement entered into in February 2000 by the Company and Alexis V. Lukianov, our Chairman and Chief Executive Officer, in February 2004 we forgave a loan to Mr. Lukianov in the principal amount of $500,000 plus accrued interest, which loan was evidenced by a note and bore interest at a fixed annual rate of 6.56%, with the interest compounded annually. Pursuant to such bonus agreement, we have assumed and paid withholding obligations of approximately $653,000 arising from our forgiveness of the loan and the payment of such withholding obligations.

Employment Agreements

        In January 2004, we amended our employment agreements with Alexis V. Lukianov and Kevin C. O'Boyle and we entered into employment agreements with Keith Valentine, Patrick Miles, James J. Skinner, G. Bryan Cornwall and Jonathan D. Spangler. Information on these employment agreements is located under the caption, "Employment and Change of Control Agreements" below.

Indemnification of Certain Directors and Executive Officers

        Between January 2004 and March 2005, the Company paid $134,895 in expenses incurred by R. Lewis Bennett, Keith Valentine and Patrick Miles in connection with a litigation matter in the united

States District Court for the Southern District of California against Medtronic, Inc. We believe that we were obligated to indemnify Messrs. Bennett, Valentine and Miles in respect of this matter. The matter has been settled and we do not expect to incur any further expenses in respect thereof.

Relationship with William Blair & Company, L.L.C.

        William Blair Capital Partners VII QP, L.P. and William Blair Capital Partners VII, L.P. are affiliates of William Blair & Company, L.L.C., and collectively hold in excess of 5% of our common stock. Additionally, in February 2004 and January 2005, we granted Arda M. Minocherhomjee, one of our directors, options to purchase 24,000 shares of our common stock and 6,000 shares of our common stock, respectively at exercise prices equal to $10.75 and $10.08, respectively. These options are currently exercisable. Arda M. Minocherhomjee, one of our directors is a member of the Board of Managers of William Blair Capital Management VII, L.L.C. and William Blair Capital Management VII, L.P., the general partners of William Blair Capital Partners QP, L.P. and William Blair Capital Partners, L.P. William Blair & Company, L.L.C. was one of the underwriters in the initial public offering of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and SEC rules, the Company's directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2004, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

        The following table sets forth all compensation earned during the years ended December 31, 2003 and 2004 by our Chief Executive Officer and our four other most highly compensated executives whose total compensation exceeded $100,000 in the year ended December 31, 2004. These five officers are referred to as the named executive officers in this Proxy Statement. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options	All Other Compensation(2)
Alexis V. Lukianov, Chairman and CEO	2004 2003	$388,512 370,008	$131,250 175,875	$1,435,427(3) 49,030(4)	525,480 80,000	$1,839 1,440
Keith Valentine, President	2004 2003	273,933 249,996	56,250 72,450	97,150(5)	215,000 20,000	1,452 1,391
Kevin C. O'Boyle, Executive Vice President and Chief Financial Officer	2004 2003	236,250 220,817	56,250 —	72,234(6) 24,433(6)	160,000 160,000	1,328 1,296
Pat Miles, Senior Vice President, Marketing	2004 2003	210,004 200,004	48,750 60,000	47,820(7)	153,000 20,000	1,022 835
James J. Skinner, Vice President, Sales	2004 2003	224,135 —	— —	36,817(8)	178,000 —	1,296 —

(1)
In accordance with the rules of the SEC, the other annual compensation disclosed in this table does not include various perquisites and other personal benefits received by a named executive officer that does not exceed the lesser of $50,000 or 10% of such officer's salary and bonus disclosed in this table.

(2)
Represents premium payments made for term life insurance policies in the amount of four times the officer's annual salary up to $1,000,000. There is no cash surrender value under the insurance policies.

(3)
Represents loan forgiveness and reimbursement for taxes with respect to loans which were forgiven in February and March 2004. See "Certain Relationships and Related Transactions—Forgiveness of Loans to Executive Officers" for more detail regarding the loan forgiveness and tax reimbursement.

(4)
Represents reimbursement for taxes owed with respect to a loan we made to Mr. Lukianov in February 2000 in connection with a bonus agreement entered into between the Company and Mr. Lukianov.

(5)
Represents loan forgiveness of $97,150 with respect to a loan which was forgiven in March 2004. See "Certain Relationships and Related Transactions—Forgiveness of Loans to Executive Officers" for more detail regarding the loan forgiveness.

(6)
Represents reimbursement for relocation expenses.

(7)
Represents loan forgiveness of $47,820 with respect to a loan which was forgiven in March 2004. See "Certain Relationships and Related Transactions—Forgiveness of Loans to Executive Officers" for more detail regarding the loan forgiveness.

(8)
Mr. Skinner joined the company in January 2004. Represents reimbursement for relocation expenses.

Options Granted In Last Fiscal Year

        The following table sets forth, for the year ended December 31, 2004, information regarding options granted to each of our named executive officers, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually, minus the applicable per share exercise price. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock. No stock appreciation rights were granted to the named executive officers during 2004. The percentage of total options is based on options to purchase an aggregate of 1,984,764 shares of our common stock granted to employees during 2004 under our 2004 Equity Incentive Plan and 1998 Stock Option/Stock Purchase Plan. All options granted at fair market value of our common stock on the date of grant.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Appreciation of Stock Price For Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
Exercise Price Per Price Share
Name					Expiration Date
						5%		10%
Alexis V. Lukianov	360,000(1)(4) 165,480(3)(5)	18.1% 8.3%	$ $	3.75 9.50	1/2/2014 10/20/2014	$ $	849,008 988,660	$ $	2,151,552 2,505,459
Keith Valentine	80,000(2)(4) 60,000(3)(5) 75,000(3)(6)	4.0% 3.0% 3.8%	$ $ $	3.75 9.50 9.50	1/2/2014 10/20/2014 12/17/2014	$ $ $	188,668 358,470 448,087	$ $ $	478,123 908,433 1,135,542
Kevin C. O'Boyle	90,000(1)(4) 45,000(3)(5) 25,000(3)(6)	4.5% 2.3% 1.3%	$ $ $	3.75 9.50 9.50	1/2/2014 10/20/2014 12/17/2014	$ $ $	212,252 268,852 149,362	$ $ $	537,888 681,325 378,514
Patrick Miles	88,000(2)(4) 40,000(3)(5) 25,000(3)(6)	4.4% 2.0% 1.3%	$ $ $	3.75 9.50 9.50	1/2/2014 10/20/2014 12/17/2014	$ $ $	207,535 238,980 149,362	$ $ $	525,935 605,622 378,514
James J. Skinner	158,000(2)(4) 20,000(3)(6)	8.0% 1.0%	$ $	3.75 9.50	1/2/2014 10/20/2014	$ $	372,620 119,490	$ $	944,292 302,811

(1)
To the extent not already vested, 50% of these option shares may vest on an accelerated basis in the event of our liquidation or dissolution or a merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or upon the sale of substantially all of our assets. The remaining 50% will vest on an accelerated basis upon the earlier of (a) the officer's involuntary or constructive termination following such corporate event or (b) the date 12 months following such corporate event.

(2)
To the extent not already vested, 50% of these option shares may vest on an accelerated basis in the event of our liquidation or dissolution or a merger or consolidation in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or upon the sale of substantially all of our assets. The remaining 50% will vest on an accelerated basis upon the involuntary or constructive termination of the officer within 12 months following such corporate event.

(3)
To the extent not already vested, all of these option shares may vest on an accelerated basis upon the officer's involuntary termination within 18 months following our liquidation or dissolution or merger or consolidation in which 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or upon the sale of substantially all of our assets.

(4)
Options may be exercised at any time, whether vested or unvested. Upon the exercise of an unvested option or the unvested portion of an option, the holder will receive shares of restricted stock with a vesting schedule the same as the vesting schedule previously applicable to the option.

(5)
Option may only be exercised to the extent vested. Option is 43.75% vested on the date of grant and the remainder becomes exercisable in 27 equal installments on each monthly anniversary of the date of grant provided that the officer remains in service to the Company on such dates.

(6)
Option may only be exercised to the extent vested. Option will vest 25% on the first anniversary of the date of grant and the remainder becomes exercisable in 36 equal installments on each monthly anniversary of the date of grant thereafter provided that the officer remains in service to the Company on such dates.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values

        The following table shows information concerning options to purchase shares of our common stock that were exercised by the named executive officers during fiscal year 2004 and the number and value of unexercised in-the-money options held by each of the named executive officers at December 31, 2004. The fiscal year-end value of unexercised in-the-money options listed below has been calculated on the basis of the closing sale price of our common stock as of December 31, 2004, less the applicable exercise price per share, multiplied by the number of shares underlying such options. The closing price of our common stock on December 31, 2004 was $10.25 per share. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

			Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options At December 31, 2004
Name	Shares Acquired on Exercise (#)	Value Realized
			Exercisable(1)	Unexercisable	Exercisable	Unexercisable
Alexis V. Lukianov	—	$—	579,293	86,187	$3,746,270	$64,640
Patrick Miles	50,000	$156,000	117,167	45,833	$682,575	$34,375
Kevin C. O'Boyle	55,333	$204,079	216,230	48,437	$1,645,509	$36,328
Keith Valentine	67,500	$210,600	121,250	106,250	$661,813	$79,688
James J. Skinner	—	$—	158,000	20,000	$1,027,000	$15,000

(1)
Each of the outstanding options listed below may be exercised at any time, whether vested or unvested. Upon the exercise of an unvested option or the unvested portion of an option, the holder will receive shares of restricted stock with a vesting schedule the same as the vesting schedule previously applicable to the option.

Indemnification Agreements

        We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Employment and Change of Control Agreements

        In July 1999, we entered into and, in January 2004, subsequently amended an employment agreement with Alexis V. Lukianov to serve as our President and Chief Executive Officer and a member of our board of directors. Under this agreement, Mr. Lukianov was originally granted stock options to purchase 184,800 shares of our common stock at an exercise price of $0.25 per share, subject to certain vesting requirements. In the event that Mr. Lukianov's employment is terminated without cause prior to a change of control or sale of our company, we are required to pay him an amount equal to his compensation earned with respect to the most recently completed calendar year. In addition, in the event that Mr. Lukianov is terminated without cause or constructively terminated following a change of control or sale of our company, we are required to pay him an amount equal to up to two hundred percent of his compensation earned with respect to the most recently completed calendar year. All of Mr. Lukianov's unvested stock options will vest immediately in the event that our stock options are not assumed by an acquiror upon a change of control or sale of our company. Mr. Lukianov's current annual salary is approximately $390,000. Pursuant to the agreement, Mr. Lukianov was reimbursed for approximately $120,000 of moving and related expenses in connection with his relocation to San Diego, California.

        In December 2002, we entered into and, in January 2004, subsequently amended an employment agreement with Kevin C. O'Boyle to serve as our Chief Financial Officer. Under this agreement, Mr. O'Boyle was originally granted stock options to purchase 160,000 shares of our common stock at an exercise price of $0.63 per share, subject to certain vesting requirements. In the event that Mr. O'Boyle's employment is terminated without cause prior to a change in control or sale of our company, we are required to pay him an amount equal to his compensation earned with respect to the most recently completed calendar year. In addition, in the event that Mr. O'Boyle is terminated without cause or constructively terminated following a change of control or sale of our company, we are required to pay him an amount equal to up to one hundred and fifty percent of his compensation earned with respect to the most recently completed calendar year. All of Mr. O'Boyle's unvested stock options will vest immediately in the event that our stock options are not assumed by an acquiror upon a change of control or sale of our company. Mr. O'Boyle's current annual salary is approximately $235,000. Pursuant to the agreement, Mr. O'Boyle was reimbursed for approximately $96,667 of moving and related expenses in connection with his relocation to San Diego, California and was granted a minimum bonus of $30,000 upon the completion of his first full year of service to our company.

        We entered into employment agreements with each of the following current and former members of our management team: Keith Valentine, Patrick Miles, James J. Skinner, G. Bryan Cornwall and Jonathan D. Spangler. These agreements each provide that in the event that the employee is terminated without cause prior to a change of control or sale of our company, we are required to pay such employee an amount equal to seventy-five percent of his compensation earned with respect to the most recently completed calendar year. In addition, these agreements each provide that in the event that the employee is terminated without cause following a change of control or sale of our company, we are required to pay such employee an amount equal to up to one hundred percent of such employee's compensation earned with respect to the most recently completed calendar year.

  Other Agreements

        All of our current employees and consultants have entered into agreements with us relating to the protection of our confidential information and the assignment of inventions.

        Other than those employees covered by employment agreements, none of our employees are employed for a specified term and each employee's employment with us is subject to termination at any time by either party for any reason, with or without cause.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Each member of the Compensation Committee of the Board is independent in accordance with the Nasdaq listing standards. The Compensation Committee is responsible for administering the Company's benefit plans, reviewing and administering all compensation arrangements for executive officers and establishing and reviewing general policies relating to the compensation and benefits of our officers and employees.

Overview of Compensation Philosophy and Program

        The Compensation Committee's objectives with respect to the Company's executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential, and to establish and maintain a strong link between stockholder value and executive compensation.

        To achieve its objectives, the Compensation Committee reviews executive officers' assignments, responsibilities and performance. The committee makes recommendations to the Board regarding executive compensation design, salaries and incentive compensation opportunities, and performance objectives and awards. The committee has access to independent compensation consultants and to competitive pay and industry compensation practices.

Elements of the Executive Compensation Program

        Base salary.    Amounts paid as base salary are determined on the basis of an executive officer's knowledge, experience and qualifications, performance, level of responsibility, the financial performance of the Company, and the general salary practices of peer companies. The Compensation Committee annually reviews the base salaries of the executive officers and makes recommendations to the Board regarding appropriate adjustments to base salaries based on consideration of the factors discussed above. The weight given to each such factor by the Compensation Committee may vary with each individual.

        Cash Bonus.    The Compensation Committee believes cash incentive awards serve to motivate the Company's executive officers to meet annual performance goals. Bonuses are determined by the Compensation Committee, with advice from Company management, based upon the Compensation Committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of individualized goals previously approved by management and the Compensation Committee. In determining bonuses for 2004, the Compensation Committee considered, in addition to the individualized goals, the Company's financial performance and progress in the development, marketing and sale of Company products.

        Long-Term Incentive Awards.    Long-term incentive awards are made under the 2004 Equity Incentive Plan (the "Plan"). The Compensation Committee may grant stock options, stock appreciation rights, stock awards or cash awards under the Plan. The Company's long-term incentive awards have been primarily in the form of stock option awards. Stock options are a fundamental element in the Company's executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and employees. In determining the size of an option grant to an executive officer, the Compensation Committee considers competitive factors, the executive officer's achievement of pre-established goals and the executive officer's potential for continued sustained contributions to the Company's success. The Compensation Committee generally awards options to officers upon commencement of employment and at regular intervals, but other awards may be made as well. To encourage long-term performance, stock options typically vest over a four-year period.

        Other Forms of Compensation.    Additionally, the Company has also compensated some executive officers through forgiveness of indebtedness. This indebtedness predates the Company being a public company. The Compensation Committee has not in the past granted restricted stock or used other forms of long-term equity-based incentives, other than option grants, but are evaluating their use for future periods. The Compensation Committee met four times during 2004 and action was taken by written consent once.

Chief Executive Officer Compensation

        Mr. Lukianov has served as our Chief Executive Officer since July 1999. During 2004, Mr. Lukianov received a base salary of $388,512, which was an $18,504 increase over his base salary for fiscal year 2003. The Compensation Committee used the executive compensation practices described above, including consideration of Mr. Lukianov's responsibilities and past performance, salaries paid to CEOs of other companies in the Company's geographic area and industry, to make its recommendation to the Board for Mr. Lukianov's 2004 base salary.

        Mr. Lukianov's cash bonus for 2004 was $131,250. This award was based on the achievement of strategic, financial and operating objectives related to the company's performance.

        During 2004, the Compensation Committee awarded Mr. Lukianov stock options to purchase an aggregate of 525,480 shares of the Company's common stock at a weighted average exercise price of $5.56 per share. These stock options have a 10 year term through 2014.

Section 162(m) Compliance

        Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its five most highly compensated executive officers to $1 million per executive per year. Performance-based compensation tied to attainment of specific goals is excluded from the limitation. The Company's stockholders have previously approved the Plan, qualifying stock options and stock appreciation rights under this Plan as performance-based compensation exempt from Section 162(m) limits. Other awards under this Plan also may qualify as performance-based compensation in the discretion of the Compensation Committee.

        This report on executive compensation for 2004 is provided by the undersigned members of the Compensation Committee of the Board.

    James C. Blair, Ph.D. (Chairperson)
    Joseph S. Lacob
    Arda M. Minocherhomjee, Ph.D.

REPORT OF THE AUDIT COMMITTEE

        Under the guidance of a written charter adopted by the Board of Directors and enclosed with this Proxy Statement as Appendix A, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent accountants. Each of the members of the Audit Committee meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by Nasdaq.

        Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

        In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

  •
  reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2004 with the Company's management and Ernst & Young LLP, the Company's independent registered public accounting firm;

  •
  discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

  •
  reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining their independence;

  •
  based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2004 Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission; and

  •
  instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

        The Audit Committee met five times in 2004. This report for 2004 is provided by the undersigned members of the Audit Committee of the Board.

    Jack R. Blair
    Lesley H. Howe (Chairperson)
    Robert J. Hunt

Principal Accountant Fees and Services

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005, and is asking the stockholders to ratify this appointment.

        In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        The following table presents the fees for professional audit services rendered by Ernst & Young LLP for fiscal years 2004 and 2003, and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2004 and 2003.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees(1)	$820,576	$105,712
Tax Fees(2)	—	9,800
All Other Fees(2)	2,020	1,616

Total	$822,596	$117,128

(1)
Audit fees represent fees and out of pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company's financial statements, review of the Company's quarterly financial statements and audit services provided in connection with other regulatory filings. Such fees totaled $207,707 in 2004 and $105,712 in 2003. These fees also included $612,869 associated with the initial public offering of the Company's common stock in May 2004.

(2)
Includes amounts billed and related out of pocket expenses for services rendered during the year.

        All fees paid to Ernst & Young LLP for 2004 were pre-approved by the audit committee.

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return data for the Company's common stock since May 13, 2004 (the date on which the Company's common stock was first registered under Section 12 of the Exchange Act) to the cumulative return over such period of (i) The Nasdaq Stock Market Composite Index, and (ii) NASDAQ Medical Equipment Index. The graph assumes that $100 was invested on the date on which the Company completed the initial public offering of its common stock, in the common stock and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG NUVASIVE, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ MEDICAL EQUIPMENT INDEX

*
$100 invested on May 13, 2004 in stock or index—including reinvestment of dividends. Fiscal year ended 2004.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will vote on the election of two Class I directors to serve for a three-year term until the annual meeting of stockholders in 2008 and until their successors are elected and qualified. The Board of Directors has unanimously nominated Arda M. Minocherhomjee, Ph.D., and Robert J. Hunt for election to the Board of Directors as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If Arda M. Minocherhomjee, Ph.D. or Robert J. Hunt becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The Class I Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

        The Board of Directors recommends a vote "for" the election of Arda M. Minocherhomjee, Ph.D., and Robert J. Hunt as class I directors.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Arda M. Minocherhomjee, Ph.D., and Robert J. Hunt.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote "for" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

OTHER MATTERS

        As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

        In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a "Street-Name Stockholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2006

        The Company's Bylaws provide that advance notice of a stockholder's proposal must be delivered to the Secretary of the Company at the Company's principal executive offices not later than one hundred twenty (120) days prior to the anniversary of the mailing date of the proxy materials for the previous year's annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year's proxy statement, this advance notice must be a reasonable time prior to the planned mailing of the proxy materials by the Company. Each stockholder's notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the number of shares of the Company's Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner.

        A copy of the full text of the provisions of the Company's Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

        Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2006 must submit such proposals so as to be received by the Company at 4545 Towne Centre Court, San Diego, CA 92121, on or before February 8, 2006.

By Order of the Board of Directors
Alexis V. Lukianov Chief Executive Officer and Chairman of the Board

San Diego, California
May 2, 2005

YOUR VOTE IS IMPORTANT!

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

APPENDIX A

NUVASIVE, INC.

Charter for the Audit Committee
of the Board of Directors

Adopted February 20, 2004

Purpose and Powers

        The purpose of the Audit Committee (the "Committee") will be: to assist the Board of Directors (the "Board") in its oversight of the accounting and financial reporting processes of NuVasive, Inc. (the "Company"); to appoint, compensate and oversee the Company's independent auditor; and to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities). The Committee will have the power to engage and compensate independent counsel and other advisors, as it deems necessary to carry out its duties. In addition, the Committee has the authority to the extent permitted under applicable laws, rules and regulations, and the Company's bylaws and Certificate of Incorporation, to delegate to one or more of its members the authority to grant pre-approvals of audit services and permissible non-audit services, provided such decisions are presented to the full Committee at regularly scheduled meetings.

        The Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe. The Committee will provide to the Board the results of its examinations and recommendations, and such additional information and materials, as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

Charter

        The Committee will review and reassess the adequacy of this charter at least once annually. This charter (as then constituted) shall be publicly filed, as may be required by the Securities Exchange Act of 1934 (the "Exchange Act"), or the rules and regulations of the SEC, the NASD, NASDAQ, or any other applicable regulatory authority.

Membership

        The Committee shall consist of at least three non-employee members of the Board. Such members will be elected and serve at the pleasure of the Board. The Committee's membership shall comply with the independence standards set forth in the Exchange Act and the rules of the NASDAQ Stock Market, and with the financial literacy and sophistication requirements of the NASDAQ Stock Market; provided, however, that in conformity with the rules of the NASDAQ Stock Market, the Board may decide that, if it is in the best interests of the Company, one non-employee member of the Board that meets the independence standards set forth in the Exchange Act, but not the independence standards of the NASDAQ Stock Market, may serve on the Audit Committee for up to two years.

Meetings

        The Committee will meet quarterly, or more often if necessary to fulfill its responsibilities.

Responsibilities

Oversight of Independent Auditor

        The Committee shall have the sole authority to select, evaluate, and if necessary replace the independent auditor, it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In connection with this authority, the Committee will:

1.
Appoint and provide for the compensation of a public accounting firm registered with the Public Company Accounting Oversight Board to serve as the Company's independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor.

2.
Discuss with the independent auditor the matters required to be discussed by SAS 61, as SAS 61 may be modified or supplemented.

3.
Confirm annually that the proposed audit engagement team for the independent auditor complies with the applicable auditor rotation rules.

4.
Pre-approve all non-audit services to be provided by the independent auditor; this authority may be delegated to one or more members of the Committee, who will report regularly to the full Committee on non-audit services approved.

5.
Review the report from the independent auditor required by Section 10A of the Exchange Act, including all critical accounting policies to be used by the company; all alternative financial treatments of financial information permissible within GAAP that have been discussed with management, the ramifications of such alternative treatment, and the independent accountant's preferred treatment; and other material written communications, such as management letters, between the independent auditor and management.

6.
Review the written statement from the independent auditor delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1. Review the statement with the independent auditor, oversee the independence of the independent auditor and, if so determine by the Committee, take appropriate action to address any issue raised

7.
Instruct the independent auditor to advise the Committee if there are any subjects that require special attention.

Oversight of Financial Reporting and Other Financial Disclosure

The Committee will:

8.
Review with management and the independent auditor at least annually the Company's application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences, which may have a material impact on the financial statements of the Company. Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by management and the independent auditor. Review with management and the independent auditor, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

9.
Oversee the adequacy of the Company's system of internal accounting controls. Obtain from the independent auditor management letters or summaries on such internal accounting controls, and review any related significant findings and recommendations of the independent auditor together with management's responses thereto.

10.
Review the evaluation of internal controls prepared by management, and the independent accountant's attestation, to the extent required by applicable law.

11.
Review the Company's Quarterly Reports on Form 10-Q with management and the independent auditor; review of Quarterly Reports on Form 10-Q may be delegated to a Committee member that has appropriate financial expertise.

12.
Review the Company's Annual Report on Form 10-K with management and the independent auditor prior to filing of the reports with the SEC, and recommend whether the audited financial statements are to be included in the Company's Annual Report on Form 10-K.

13.
Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal financial controls; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationship in reports filed with the SEC; and the appropriateness of the presentation of any non-GAAP financial measures included in any report filed with the SEC or in any public disclosure or release.

14.
At least once annually, discuss with the independent auditor, without management being present, any matters the Committee or the independent auditor believe could significantly affect the financial statements and should be discussed privately.

Other Responsibilities

The Committee will:

15.
Oversee the Company's compliance with the Foreign Corrupt Practices Act.

16.
Oversee the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

17.
Review and approve all related party transactions other than compensation transactions.

18.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

19.
Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In addition to the above responsibilities, the Committee will undertake such other duties, as the Board delegates to it or that are required by applicable laws, rules and regulations.

Reports

        The Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

APPENDIX B

NUVASIVE, INC.

Charter for the Nominating / Corporate Governance Committee
of the Board of Directors

Adopted February 20, 2004

Purpose

        The purpose of the Nominating/Corporate Governance Committee (the "Committee") of the board of directors (the "Board") of NuVasive, Inc. (the "Company") is to identify individuals qualified to serve as members of the Board of the Company, recommend nominees for election as directors of the Company, evaluate the Board's performance, develop and recommend to the Board corporate governance guidelines and provide oversight with respect to corporate governance and ethical conduct.

Composition

        The Committee shall be composed of two or more directors, as determined by the board of directors, each of who shall satisfy the requirements of NASDAQ.

Responsibilities

        The Committee is charged by the Board with the responsibility to:

1.
Identify and evaluate individuals qualified to serve as members of the Board, select nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected, and identify, evaluate and recommend to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings.

2.
Recommend to the Board directors for appointment to its committees and, as appropriate; recommend rotation or removal of directors from Board committees.

3.
Cause to be prepared and recommend to the Board the adoption of corporate governance guidelines, and from time to time review and assess the guidelines and recommend changes for approval by the Board.

4.
Cause to be prepared and recommend to the Board the adoption of a code of ethics and a code of conduct, and from time to time review and assess the codes and recommend changes for approval by the Board.

5.
Recommend to the Board as appropriate and oversee the conduct of any internal investigations of the conduct of senior executives of the Company other than an investigation commenced by the Audit Committee within the scope of the Audit Committee's responsibilities.

6.
Oversee/Conduct an annual evaluation of the performance of the Board, including individual members of the Board, and discuss the evaluation with the full Board.

7.
Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

8.
At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

9.
Make recommendations to the Board regarding issues of management succession.

B-1

10.
Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

Authority

        By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1.
Perform each of the responsibilities of the Committee described above.

2.
Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

3.
Appoint a chair of the Committee, unless the Board designates a chair.

4.
Engage and terminate search firms, independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

5.
Cause the officers of the Company to provide such funding, as the Committee shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Committee.

B-2

NUVASIVE, INC.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held July 27, 2005

        The undersigned hereby appoints Alexis V. Lukianov and Kevin C. O'Boyle or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Nuvasive, Inc. (the "Company") to be held on July 27, 2005 at 8:00 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1.
To elect Arda M. Minocherhomjee and Robert J. Hunt as Class I directors, to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

☐	FOR All nominees listed (except as indicated below)	☐	WITHHOLD AUTHORITY to vote (as to all nominees)
To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.

2.
To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐ For	☐ Against	☐ Abstain

3.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on
this proxy. If signing for estates, trusts,
corporations or other entities, title or capacity
should be stated. If shares are held jointly,
each holder should sign.
Date: , 2005

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

NuVasive, Inc.
Notice Of Annual Meeting Of Stockholders To Be Held July 27, 2005
YOUR VOTE IS IMPORTANT!
GENERAL
OUTSTANDING SECURITIES AND QUORUM
PROXY VOTING
REVOCATION OF PROXY
SOLICITATION AND COSTS
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATION
DIRECTOR COMPENSATION
BOARD MEETINGS AND COMMITTEES
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Options Granted In Last Fiscal Year
Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG NUVASIVE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ MEDICAL EQUIPMENT INDEX
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS
STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2006
YOUR VOTE IS IMPORTANT!
APPENDIX A
NUVASIVE, INC.
Charter for the Audit Committee of the Board of Directors
Adopted February 20, 2004
APPENDIX B
NUVASIVE, INC.
Charter for the Nominating / Corporate Governance Committee of the Board of Directors
Adopted February 20, 2004
NUVASIVE, INC.
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be Held July 27, 2005
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.